UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2010

BAKHU HOLDINGS CORP..
(Exact name of Registrant as specified in its Charter)

Nevada	333-153574	26-2608821
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6529 East Friess Drive,
Scottsdale, Arizona	85254
(Address Of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 602-910-4575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On April 14, 2010, Bakhu Holdings Corp. terminated the Memorandum of Understanding signed with Shenzhen Xinhonglian Solar Energy Co (“SXSE”) on August 4, 2009 because a satisfactory audit could not be completed on SXSE. Bakhu Holdings Corp. will not pursue any other business dealings with SXSE.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on April 14, 2010, Mr. Xinan Zeng, a Director, the Chief Executive Officer (CEO) and Chief Financial Officer (CFO) of Bakhu Holdings Corp. has resigned all the positions he held in the company (Director, Chief Executive Officer and Chief Financial Officer).

Effective on April 14, 2010, Mr. Aidan Hwuang, a Director of the Company, was appointed Chief Executive Officer and Chief Financial Officer by the Board of Directors of Bakhu Holdings Corp. Information about Mr. Hwuang is as follows:

Mr. Hwuang is a member of the National Bar Association in the PRC and has over 15 years experience practicing law in the PRC.. In addition to his Chinese law degree he also has earned a LL.M form the University of Aberdeen Law School in Scotland. He is currently a senior partner Guang He Law Firm specializing in corporate law, acquisitions and litigation.

Mr. Hwuang is currently not compensated for his role as an independent Director

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 14, 2010, the Board of Directors of Bakhu Holdings Corp. resolved to change the principal Executive Office of the company to: 6529 East Friess Drive, Scottsdale, Arizona, 85254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS CORP.

Dated:	April 14, 2010	By:	/s/ Aidan Hwuang
Name: Aidan Hwuang
Title: Director